Item 77.C.  Matters submitted to a vote of security holders
       At a Special Meeting of Shareholders held on September 17, 2015, shareholders of CharterSM International Conservative Portfolio approved the Plan of Reorganization and Termination, pursuant to which the Portfolio was reorganized into the CharterSM International Moderate Portfolio at the close of business on September 25, 2015. The results of the shareholder vote are as follows:
For
Against
Abstain
402,445.21
0
68,194.32

       At a Special Meeting of Shareholders held on September 17, 2015, shareholders of CharterSM International Growth Portfolio approved the Plan of Reorganization and Termination, pursuant to which the Portfolio was reorganized into the CharterSM International Moderate Portfolio at the close of business on September 25, 2015. The results of the shareholder vote are as follows:
For
Against
Abstain
491,756.00
0
0

       At a Special Meeting of Shareholders held on September 17, 2015, shareholders of CharterSM Alternative 100 Conservative Plus Portfolio approved the Plan of Reorganization and Termination, pursuant to which the Portfolio was reorganized into the CharterSM Alternative 100 Moderate Portfolio at the close of business on September 25, 2015. The results of the shareholder vote are as follows:
For
Against
Abstain
384,451.88
0
19,650.72

       At a Special Meeting of Shareholders held on September 17, 2015, shareholders of CharterSM Alternative 100 Growth Portfolio approved the Plan of Reorganization and Termination, pursuant to which the Portfolio was reorganized into the CharterSM Alternative 100 Moderate Portfolio at the close of business on September 25, 2015. The results of the shareholder vote are as follows:
For
Against
Abstain
447,878.25
0
2,959.30

       At a Special Meeting of Shareholders held on September 17, 2015, shareholders of CharterSM Equity Portfolio approved the Agreement and Plan of Reorganization and Termination, pursuant to which the Portfolio was reorganized into the EQ/Common Stock Index Portfolio, a series of EQ Advisors Trust, at the close of business on September 25, 2015. The results of the shareholder vote are as follows:
For
Against
Abstain
559,836.00
0
0
       At a Special Meeting of Shareholders held on September 17, 2015, shareholders of CharterSM Fixed Income Portfolio approved the Agreement and Plan of Reorganization and Termination, pursuant to which the Portfolio was reorganized into the EQ/Core Bond Index Portfolio, a series of EQ Advisors Trust, at the close of business on September 25, 2015. The results of the shareholder vote are as follows:
For
Against
Abstain
565,618.00
0
0